SCHEDULE A

FEDERAL HOME LOAN BANK OF DES MOINES

								Next
				Next	Call	Call	Rate Type/	Call/
Trade		Settlement	Maturity	Pay	Type	Style	Rate Sub-Type	Amort	Coupon
Date	Cusip	Date	Date	Date	(1)	(2)	(3) (4)	Date	Percent	Bank Par
04/14/2008	3133XQS37	04/16/2008	10/16/2009	10/16/2008	Optional Principal	European	Fixed Constant	10/16/2008	2.500	15,000,000
					Redemption
04/14/2008	3133XQS94	04/16/2008	10/16/2009	05/16/2008	Non-Callable	N/A	Variable Single	N/A	N/A	600,000,000
							Index Floater
04/14/2008	3133XQRZ7	04/23/2008	04/23/2012	10/23/2008	Optional Principal	European	Fixed Constant	04/23/2009	3.320	15,000,000
					Redemption
04/14/2008	3133XQS29	04/17/2008	04/17/2009	10/17/2008	Non-Callable	N/A	Fixed Constant	N/A	2.200	50,000,000
04/14/2008	3133XQS52	04/17/2008	04/17/2009	10/17/2008	Non-Callable	N/A	Fixed Constant	N/A	2.250	200,000,000
04/14/2008	3133XPNZ3	04/16/2008	03/08/2013	09/08/2008	Non-Callable	N/A	Fixed Constant	N/A	3.500	6,500,000
04/14/2008	3133XQSD5	04/17/2008	04/17/2009	10/17/2008	Non-Callable	N/A	Fixed Constant	N/A	2.250	25,000,000
04/14/2008	3133XQSJ2	04/23/2008	04/23/2009	04/23/2009	Non-Callable	N/A	Fixed Constant	N/A	2.290	250,000,000
04/14/2008	3133XQSD5	04/17/2008	04/17/2009	10/17/2008	Non-Callable	N/A	Fixed Constant	N/A	2.250	10,000,000
04/15/2008	3133XQSP8	04/21/2008	04/21/2009	10/21/2008	Optional Principal	European	Fixed Constant	10/21/2008	2.4000	50,000,000
					Redemption
04/15/2008	3133XQSQ6	04/21/2008	10/21/2009	10/21/2008	Optional Principal	European	Fixed Constant	10/21/2008	2.550	25,000,000
					Redemption
04/15/2008	3133XQSS2	04/17/2008	04/17/2009	10/17/2008	Non-Callable	N/A	Fixed Constant	N/A	2.370	150,000,000
04/15/2008	3133XQST0	04/23/2008	01/23/2012	07/23/2008	Optional Principal	European	Fixed Constant	01/23/2009	3.440	15,000,000
					Redemption
04/15/2008	3133XQSZ6	04/25/2008	10/24/2008	10/24/2008	Non-Callable	N/A	Fixed Constant	N/A	2.200	100,000,000
04/15/2008	3133XQT69	04/21/2008	04/21/2009	10/21/2008	Non-Callable	N/A	Fixed Constant	N/A	2.350	600,000,000
04/15/2008	3133XQT85	04/24/2008	04/24/2009	10/24/2008	Non-Callable	N/A	Fixed Constant	N/A	2.320	125,000,000
04/15/2008	3133XQSP8	04/21/2008	04/21/2009	10/21/2008	Optional Principal	European	Fixed Constant	10/21/2008	2.400	50,000,000
					Redemption
04/15/2008	3133XQBC5	04/17/2008	03/13/2015	09/13/2008	Non-Callable	N/A	Fixed Constant	N/A	4.125	7,000,000
04/15/2008	3133XQST0	04/23/2008	01/23/2012	07/23/2008	Optional Principal	European	Fixed Constant	01/23/2009	3.440	10,000,000
					Redemption
04/15/2008	3133XQTV4	04/21/2008	10/21/2009	10/21/2008	Optional Principal	European	Fixed Constant	10/21/2008	2.500	20,000,000
					Redemption
04/15/2008	3133XQST0	04/23/2008	01/23/2012	07/23/2008	Optional Principal	European	Fixed Constant	01/23/2009	3.440	10,000,000
					Redemption
04/15/2008	3133XQTZ5	04/25/2008	04/24/2009	10/25/2008	Non-Callable	N/A	Fixed Constant	N/A	2.375	500,000,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.

Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American—redeemable continuously on and after the first redemption date and until maturity.

Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.

European—redeemable on a particular date only.

Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

Multi-European—redeemable on particular dates only.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.

Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.

Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.

Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.

Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.

Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.

Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.

Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.

Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.

Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.

Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.

Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.